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                                                                   EXHIBIT 10.20


                             BRANDYWINE REALTY TRUST
                             RESTRICTED SHARE AWARD

                  This is a Restricted Share Award dated as of January 5, 2006 ("Date of Grant") from Brandywine Realty Trust, a Maryland real estate investment trust (the "Company") to ___________ ("Grantee"). Terms used herein as defined terms and not defined herein have the meanings assigned to them in the Brandywine Realty Trust 1997 Long-Term Incentive Plan, as amended from time to time (the "Plan").

                  1. Definitions. As used herein:

                           (a) "Award" means the award of Restricted Shares
hereby granted.

                           (b) "Board" means the Board of Trustees of the
Company, as constituted from time to time.

                           (c) "Cause" means "Cause" as defined in the Plan.

                           (d) "Change of Control" means "Change of Control" as
defined in the Plan.

                           (e) "Code" means the Internal Revenue Code of 1986,
as amended from time to time, and any successor thereto.

                           (f) "Committee" means the Committee appointed by the
Board in accordance with Section 2 of the Plan, if one is appointed and in existence at the time of reference. If no Committee has been appointed pursuant to Section 2, or if such a Committee is not in existence at the time of reference, "Committee" means the Board.

                           (g) "Date of Grant" has the meaning shown above.

                           (h) "Disability" means "Disability" as defined in the
Plan.

                           (i) "Employer" means the Company or the Subsidiary
for which Grantee is performing services on the applicable Vesting Date.

                           (j) "Fair Market Value" means "Fair Market Value" as
defined in the Plan.

                           (k) "Restricted Period" means, with respect to each
Restricted Share, the period beginning on the Date of Grant and ending on the applicable Vesting Date for such Restricted Share.

                           (l) "Restricted Shares" means the _________ Shares
which are subject to vesting and forfeiture in accordance with the terms of this Award.

                           (m) "Rule 16b-3" means Rule 16b-3 promulgated under
the 1934 Act, as in effect from time to time.


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                           (n) "Share" means a common share of beneficial
interest, $.01 par value per share, of the Company, subject to substitution or adjustment as provided in Section 3(c) of the Plan.

                           (o) "Subsidiary" means, with respect to the Company,
a subsidiary company, whether now or hereafter existing, as defined in section 424(f) of the Code, and any other entity 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.

                           (p) "Vesting Date" means the date on which the
restrictions imposed under Paragraph 3 on a Restricted Share lapse, as provided in Paragraph 4.

                  2. Grant of Restricted Shares. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Grantee the Restricted Shares. Grantee shall pay to the Company $.01 per Restricted Share granted to him.

                  3. Restrictions on Restricted Share. Subject to the terms and conditions set forth herein and in the Plan, prior to the Vesting Date in respect of Restricted Shares, Grantee shall not be permitted to sell, transfer, pledge or assign such Restricted Shares. Share certificates evidencing Restricted Shares shall be held in custody by the Company until the restrictions thereon have lapsed. Concurrently herewith, Grantee shall deliver to the Company a share power, endorsed in blank, relating to the Restricted Shares covered by the Award. During the Restricted Period, share certificates evidencing Restricted Shares shall bear a legend in substantially the following form:

                  THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE BRANDYWINE REALTY TRUST 1997 LONG-TERM INCENTIVE PLAN, AS AMENDED, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BRANDYWINE REALTY TRUST. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF BRANDYWINE REALTY TRUST AND WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.



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                  4. Lapse of Restrictions for Restricted Shares.

                           (a) Subject to the terms and conditions set forth
herein and in the Plan, the restrictions set forth in Paragraph 3 on each Restricted Share that has not been forfeited as provided in Paragraph 5 shall lapse on the applicable Vesting Date in respect of such Restricted Share, provided that either (i) on the Vesting Date, Grantee is, and has from the Date of Grant continuously been, an employee of the Company or a Subsidiary during the Restricted Period, or (ii) Grantee's termination of employment before the Vesting Date occurred because of Grantee's death or Disability, or (iii) Grantee's termination of employment for any reason other than cause or voluntary termination.

                           (b) Subject to Paragraph 4(a), a Vesting Date for
Restricted Shares subject to the Award shall occur in accordance with the following schedule:

                                    (i)   One-fifth of the Restricted Shares
                                          will vest on the first anniversary of
                                          the Date of Grant;

                                    (ii)  An additional one-fifth of the
                                          Restricted Shares will vest on the
                                          second anniversary of the Date of
                                          Grant;

                                    (iii) An additional one-fifth of the
                                          Restricted Shares will vest on the
                                          third anniversary of the Date of
                                          Grant;

                                    (iv)  An additional one-fifth of the
                                          Restricted Shares will vest on the
                                          fourth anniversary of the Date of
                                          Grant; and

                                    (v)   An additional one-fifth of the
                                          Restricted Shares will vest on the
                                          fifth anniversary of the Date of
                                          Grant.

                           (c) Notwithstanding Paragraph 4(b), a Vesting Date
for all Restricted Shares shall occur upon the occurrence of a Change of Control, and the Restricted Shares, to the extent not previously vested, shall thereupon vest in full, provided that (i) as of the date of the Change of Control, Grantee is, and has from the Date of Grant continuously been, an employee of the Company or a Subsidiary or (ii) Grantee's termination of employment before the date of the Change of Control occurred because of Grantee's death or Disability, or (iii) Grantee's termination of employment for any reason other than cause or voluntary termination.

                  5. Forfeiture of Restricted Shares.

                           (a) Subject to the terms and conditions set forth
herein, if Grantee terminates employment with the Company and all Subsidiaries prior to the Vesting Date for a Restricted Share for reasons other than death, Disability or involuntary termination without cause, Grantee shall forfeit any such Restricted Share which has not vested as of such termination of employment. Grantee shall not forfeit Restricted Shares which have not vested as of Grantee's termination of employment with the Employer because of death or Disability, or Grantee's termination of employment for any reason other than cause or voluntary termination.

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                           Upon a forfeiture of the Restricted Shares as
provided in this Paragraph 5, the Restricted Shares shall be deemed canceled.

                           (b) The provisions of this Paragraph 5 shall not
apply to Restricted Shares as to which the restrictions of Paragraph 3 have lapsed.

                  6. Rights of Grantee. During the Restricted Period, with respect to the Restricted Shares, Grantee shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any distributions or dividends payable on Shares.

                  7. Notices. Any notice to the Company under this Award shall be made to:

                             Brandywine Realty Trust
                             401 Plymouth Road
                             Suite 500
                             Plymouth Meeting, PA 19462
                             Attention: Chief Financial Officer

or such other address as may be provided to Grantee by written notice. Any notice to Grantee under this Award shall be made to Grantee at the address listed in the Company's personnel files. All notices under this Award shall be deemed to have been given when hand-delivered, telecopied or delivered by first class mail, postage prepaid, and shall be irrevocable once given.

                  8. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

                  9. Delivery of Shares. Upon a Vesting Date, the Company shall notify Grantee (or Grantee's legal representatives, estate or heirs, in the event of Grantee's death before a Vesting Date) that the restrictions on the Restricted Shares have lapsed. Within ten (10) business days of a Vesting Date, the Company shall, without payment from Grantee for the Restricted Shares, deliver to Grantee a certificate for the Restricted Shares without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 8, provided that no certificates for Shares will be delivered to Grantee until appropriate arrangements have been made with Employer for the withholding of any taxes which may be due with respect to such Shares. The Company is authorized to withhold from any cash remuneration then or thereafter payable to Grantee an amount sufficient to cover required tax withholdings and is further authorized to cancel a number of Shares for which the restrictions have lapsed having an aggregate Fair Market Value equal to the required tax withholdings. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share on the Vesting Date, as determined by the Committee.

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                  10. Award Not to Affect Employment. The Award granted
hereunder shall not confer upon Grantee any right to continue in the employment of the Company or any Subsidiary.

                  11. Miscellaneous.

                           (a) The address for Grantee to which notice, demands
and other communications are to be given or delivered under or by reason of the provisions hereof shall be the Grantee's address as reflected in the Company's personnel records.

                           (b) This Award and all questions relating to its
validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of Pennsylvania.

                             BRANDYWINE REALTY TRUST



                             BY: _________________________________________

                             TITLE:  President and Chief Executive Officer

Accepted:


_______________________________________
[Name of Grantee]


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